Exhibit 10.1

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered into as of June 29, 2026 (the “Effective Date”), by and between CRISPR THERAPEUTICS, INC., a Delaware corporation, with a place of business at 105 West First Street, Boston, MA 02127 (“Sublandlord”), and AVALYN PHARMA INC., a Delaware corporation with a place of business at 105 West First Street (“Subtenant”).

R e c i t a l s

A.
Sublandlord is a party to that certain Lease, dated July 24, 2020 (the “Master Lease”), by and between Sublandlord, as tenant, and 105 W First Street Owner, L.L.C. (“Master Landlord”), as landlord, of approximately 263,500 rentable square feet of space (the “Master Premises”) in the entire building commonly known as 105 West First Street, Boston, Massachusetts (the “Building”).

B.
Sublandlord and Subtenant are parties to that certain Sublease dated as of August 29, 2025 (the “Sublease”) for that portion of the Master Premises measuring approximately 8,774 rentable square feet (as defined in the Sublease, the “Subleased Premises”) for a Sublease Term expiring on January 31, 2029.

C.
The Parties desire to enter into this Amendment to: (i) expand the Subleased Premises to include 4,934 rentable square feet on the second floor of the Building in the area shown on Exhibit A attached hereto (the “Expansion Premises”); and (ii) amend certain other terms and conditions of the Sublease.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.
Recitals; Capitalized Terms. All the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Sublease, and all references to “the Sublease” or “this Sublease” or “herein” or “hereunder” or similar terms or to any sections thereof shall mean the Sublease, or such section thereof, as modified by this Amendment.

2.
Expansion Premises. Effective as of the Expansion Premises Commencement Date (as defined in Section 3 of this Amendment), Sublandlord leases to Subtenant the Expansion Premises for the balance of the Sublease Term and Subtenant hereby subleases from Sublandlord, the Expansion Premises subject to the terms and conditions of the Sublease. Sublandlord shall deliver the Expansion Premises to Subtenant Expansion Premises Commencement Date in its “AS IS, WHERE IS” condition. Upon delivery of the Expansion Premises to Subtenant, Subtenant shall conclusively be deemed to have (x) accepted the Expansion Premises in the condition delivered, and (y) acknowledged that (i) the same are in good condition and satisfactory to Subtenant in all respects and (ii) Sublandlord has no obligation to make any improvements to the Expansion Premises (or portion thereof). Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Expansion Premises or the Building or their fitness for Subtenant’s purposes.

3.
Term. The “Expansion Premises Term” shall be that period of time commencing on the later to occur of (i) the Effective Date of this Sublease, or (ii) receipt of the Master Landlord’s consent to this Amendment (the “Expansion Premises Commencement Date”) and shall expire on January 31, 2029. Following the Expansion Premises Commencement Date, the term “Subleased Premises” shall be deemed to include the Expansion Premises for all purposes under the Sublease.

4.
Base Rent. Subtenant shall pay Base Rent with respect to the Expansion Premises to Sublandlord in advance, on the first day of each calendar month during the Expansion Premises Term without notice or demand, in accordance with the following table:

RENTAL PERIOD	ANNUAL BASE RENT	MONTHLY PAYMENT
Expansion Premises Commencement Date – January 31, 2027	N/A	$28,781.67
February 1, 2027 – January 31, 2028	$355,741.40	$29,645.12
February 1, 2028 – January 31, 2029	$366,413.64	$30,534.47

5.
Parking. As of the Expansion Premises Commencement Date, Section 23 of the Sublease is hereby amended to provide Subtenant with a total of two (2) Garage Parking Passes in the Garage (inclusive of the one (1) Garage Parking Pass in the Garage provided under the original Sublease), subject to the terms and conditions of such Section 23.
6.
Expansion Premises Furniture. Subtenant shall have, as appurtenant to the Expansion Premises, the use of the furniture located in the Expansion Premises as more fully shown on Exhibit B during the Sublease Term, subject to and upon all of the terms and conditions of the Sublease, including, without limitation, Section 22 of the Sublease.
7.
Condition Precedent. This Amendment, and the rights and obligations of Sublandlord and Subtenant under this Amendment, are subject to Master Landlord’s Consent, and this Amendment shall be effective only upon the receipt by Sublandlord of such consent. Subtenant agrees to join such consent if so requested by Master Landlord in the form reasonably requested by Master Landlord. In the event such consent is not received within thirty (30) days after such request, Sublandlord shall have the individual right to rescind its respective execution of this Amendment.
8.
Brokers. Subtenant represents and warrants to Sublandlord and Sublandlord represents and warrants too Subtenant that neither party has dealt with any broker other than Jones

Lang Lasalle (the “Broker”), who represented Sublandlord. in connection with the consummation of this Amendment. Subtenant and Sublandlord shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the failure of the indemnified party’s representation or the breach of its warranty set forth in the previous sentence. Sublandlord shall pay any commission due to the Broker hereunder pursuant to its separate agreement with the Broker.
9.
Ratification. Except as expressly modified by this Amendment, the Sublease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Sublease regarding assignment and subletting.
10.
Entire Agreement. This Amendment contains all of the agreements, conditions, warranties and representations with respect to the subject matter hereof and may be amended or modified only by written instruments executed by both Sublandlord and Subtenant.
11.
Counterparts; Authority and Binding Agreement. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. The parties contemplate that they may be executing counterparts of this Amendment transmitted by e-mail or PDF and agree and intend that a signature by e-mail or PDF shall bind the party so signing with the same effect as though the signature were an original signature. Each of Sublandlord and Subtenant warrants to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment. This Amendment shall become effective and binding only upon the execution and delivery of this Amendment by both Sublandlord and Subtenant, subject to the provisions of Section 6 of this Amendment.

[Signatures appear on following page(s).]

IN WITNESS WHEREOF, Sublandlord and Subtenant execute this Amendment as of the date first written above.

[SUBLANDLORD]		[SUBTENANT]
CRISPR THERAPEUTICS, INC., a Delaware corporation,		AVALYN PHARMA INC., a Delaware corporation
By:	/s/ AJ Silver	By:	/s/ Adam Golden
Name:	AJ Silver	Name:	Adam Golden
Its:	SVP Finance	Its:	General Counsel
	Hereunto Duly Authorized	Hereunto Duly Authorized

Signature Page to Amendment to Sublease

EXHIBIT A

Expansion Premises

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A-1

EXHIBIT B

Expansion Furniture Inventory

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B-1